Exhibit 10.13

SECURED PARTY ADDITION AGREEMENT

Reference is made to (i) that certain Collateral Agency Agreement, dated as of February 25, 2005 (the “Collateral Agency Agreement”), among HSBC Bank USA, National Association, in its capacity as Collateral Agent, Société Générale, in its capacity as Administrative Agent and Sabine Pass LNG, LP, as Borrower and (ii) that certain Security Agreement, dated as of February 25, 2005, among the Collateral Agent, the Administrative Agent and the Borrower.

The undersigned hereby agrees to be bound by, and to benefit from, the Security Agreement and the Collateral Agency Agreement as if a party thereof.

Date: February 25, 2005

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Paulomi Shah

Name: Paulomi Shah Title: Managing Director

Facsimile: 212-525-1051